UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2026

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2026, the Company held a Special Meeting of stockholders at which, of the 2,357,127 shares of the Company’s common stock outstanding as of March 9, 2026, the record date for the Annual Meeting, 1,165,698 shares of common stock were represented, either in person or by proxy, constituting, of the shares entitled to vote, approximately 49.5% of the outstanding shares of common stock.

At the Annual Meeting, the Company’s stockholders considered six proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2026. The matters voted on at the Special Meeting and the votes cast with respect to each such matter are set forth below:

1.
Proposal No. 1: To approve the issuance of shares of the Company's common stock underlying shares of the Company's Series C-1 convertible preferred stock, Series C-2 convertible preferred stock, Series C-3 convertible preferred stock and Series C-4 convertible preferred stock. Proposal No. 1 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
690,693	85,706	9,908	379,391

2.
Proposal No. 2: To approve the issuance of shares of the Company's common stock underlying shares of the Company's Series D convertible preferred stock. Proposal No. 2 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
690,581	88,818	9,908	376,391

3.
Proposal No. 3: To approve the issuance of shares of the Company's common stock underlying shares of the Company's Series J convertible preferred stock. Proposal No. 3 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
690,667	88,732	9,908	376,391

4.
Proposal No. 4: To approve the issuance of additional shares of the Company's common stock as a result of the reduction of the conversion price of the Company's currently outstanding Series B convertible preferred stock. Proposal No. 4 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
690,825	88,574	9,908	376,391

5.
Proposal No. 5: To approve the amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Company's board of directors, a reverse stock split of all of the outstanding shares of its Common Stock at a ratio in the range of 1-for-2 to 1-for-100. Proposal No. 5 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
984,342	162,507	18,849	0

6.
Proposal No. 6: To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals Nos 1, 2, 3, 4, and/or 5. Proposal No. 6 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
991,353	136,304	38,041	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date:	April 15, 2026	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer